UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: October 29, 2013

Date of Earliest Event Reported: October 25, 2013

Commission file no. 333-133184-12

Neiman Marcus Group LTD Inc.

(Exact name of registrant as specified in its charter)

Delaware	20-3509435
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Marcus Square 1618 Main Street Dallas, Texas	75201
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (214) 743-7600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On October 25, 2013, Mariposa Merger Sub LLC, a Delaware limited liability company (“Mariposa”) merged (the “Merger”) with and into Neiman Marcus Group LTD Inc. (now known as Neiman Marcus Group LTD LLC) (the “Company”) pursuant to an Agreement and Plan of Merger dated September 9, 2013, by and among NM Mariposa Holdings, Inc., a Delaware corporation (“Parent”), Mariposa and the Company, with the Company surviving the merger. As a result of the Merger and the Redemption (as defined below), the Company is now an indirect wholly-owned subsidiary of Parent, which is owned by private investment funds affiliated with Ares Management LLC (“Ares”) and Canada Pension Plan Investment Board (“CPPIB,” and together with Ares, the “Sponsors”) and certain co-investors.

Indentures

In connection with the Merger, on October 21, 2013, Mariposa and Mariposa Borrower, Inc., a Delaware corporation (the “Corporate Co-Issuer” and, together with the Company, the “Issuers”), together issued $960 million in aggregate principal amount of 8.000% senior cash pay notes due 2021 (the “Cash Pay Notes”) and $600 million aggregate principal amount of 8.750%/9.500% of senior PIK toggle notes due 2021 (the “PIK Toggle Notes” and, together with the Cash Pay Notes, the “Notes”). The Cash Pay Notes were issued pursuant to an indenture (the “Cash Pay Notes Indenture”) among Mariposa, the Corporate Co-Issuer and U.S. Bank National Association, as trustee under the Cash Pay Notes (the “Cash Pay Notes Trustee”) and the PIK Toggle Notes were issued pursuant to an indenture (the “PIK Toggle Notes Indenture” and, together with the Cash Pay Indenture, the “Indentures”) among Mariposa, the Corporate Co-Issuer and U.S. Bank National Association, as trustee under the PIK Toggle Notes (the “PIK Toggle Notes Trustee” and together with the Cash Pay Trustee, the “Trustees”). In connection with the consummation of the Merger, the net proceeds from the offering of the Notes together with borrowings under the new senior secured term loan facility, the new senior secured asset-based lending facility and equity contributions from the Sponsors and certain members of the Company’s management were used to finance the Merger, to refinance and repurchase certain existing indebtedness of the Company and its subsidiaries and to pay related transaction fees and expenses.

Immediately following the Merger on October 25, 2013, the Corporate Co-Issuer, the Company and all of the Company’s U.S. subsidiaries (collectively, the “Guarantors”) entered into supplemental indentures to the applicable Indenture with respect to the Cash Pay Notes and the PIK Toggle Notes (each a “Supplemental Indenture” and together with the “Supplemental Indentures”) with the applicable Trustee to the applicable Indenture, pursuant to which the Company assumed Mariposa’s obligations under the Notes and the Indentures.

The Indenture provides that the Notes are general unsecured obligations of the Issuers and the Guarantors. The Issuers may redeem the Notes at their option, in whole or part, at any time prior to October 15, 2014, at a price equal to 100% of the principal amount of the Notes redeemed plus accrued and unpaid interest up to the redemption date plus the applicable premium. The Issuers may redeem (i) the Cash Pay Notes, in whole or in part, on or after October 15, 2014, at the redemption prices set forth in the Cash Pay Indenture and (ii) the PIK Toggle Notes, in whole or in part, on or after October 15, 2014, at the redemption prices set forth in the PIK Toggle Indenture. At any time and from time to time on or before October 15, 2016, the Issuers may choose to redeem in the aggregate up to 40% of the aggregate principal amount of (i) the Cash Pay Notes at a redemption price equal to 108.000% of the face amount thereof and (ii) the PIK Toggle Notes at a redemption price equal to 108.750% of the face amount thereof, in each case, plus accrued and unpaid interest up to the date of redemption with the net proceeds of certain equity offerings so long as at least 50% of the original aggregate principal amount of the Cash Pay Notes or the PIK Toggle Notes remain outstanding after each such redemption.

Each Indenture contains covenants that limit the Company’s (and of its subsidiaries’) ability to, among other things: (i) incur additional debt or issue certain preferred stock; (ii) pay dividends, redeem stock or make other distributions; (iii) make other restricted payments or investments; (iv) create liens on assets; (v) transfer or sell assets; (vi) create restrictions on payment of dividends or other amounts by the Company to the Company’s restricted subsidiaries; (vii) engage in mergers or consolidations; (viii) engage in certain transactions with affiliates; and (ix) designate the Company’s subsidiaries as unrestricted subsidiaries.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Indentures. A copy of (i) the Cash Pay Notes Indenture is attached as Exhibit 4.1 to this Current Report on Form 8-K and (ii) the PIK Toggle Notes Indenture is attached as Exhibit 4.2 to this Current Report on Form 8-K, and each is incorporated by reference herein. A copy of (i) the Supplemental Indenture related to the Cash Pay Notes Indenture is attached as Exhibit 4.3 to this Current Report on Form 8-K and (ii) the Supplemental Indenture related to the PIK Toggle Notes Indenture is attached as Exhibit 4.4 to this Current Report on Form 8-K, and each is incorporated by reference herein.

Senior Secured Credit Facilities

In connection with the Merger, Mariposa Intermediate Holdings LLC, a Delaware limited liability company (“Intermediate Holdings”) and Mariposa, entered into (i) a senior secured term loan facility in an aggregate principal amount of $2,950 million (the “Term Loan”), pursuant to a term loan credit agreement, dated as of October 25, 2013, by and among Intermediate Holdings and Mariposa, the lenders party thereto from time to time and Credit Suisse AG, Cayman Islands Branch, as administrative agent and collateral agent and (ii) a $800 million senior secured asset-based revolving credit facility, pursuant to a credit agreement, dated as of October 25, 2013, by and among Intermediate Holdings and Mariposa, the co-borrowers party thereto from time to time, the lenders party thereto from time to time and Deutsche Bank AG New York Branch, as administrative agent and collateral agent (the “ABL Facility” and together, with the Term Loan, the “Senior Secured Credit Facilities”). The net proceeds from the Term Loan and $75 million of the ABL Facility were used to finance in part the consideration paid in the Merger, to pay off the Company’s existing indebtedness in connection with the Merger and to pay fees and expenses related to the Merger and the associated financings. The Term Loan will mature on October 25, 2020 and the ABL Facility will mature on October 25, 2018.

The Term Loan amortizes in equal quarterly installments in an amount equal to 1.00% per annum of the original principal amount thereof, with the remaining balance due at final maturity. Interest is payable on the Senior Secured Credit Facilities at a rate equal to the LIBO rate or the base rate, plus an applicable margin.

The applicable margin on borrowings under the ABL Facility may be increased or reduced by 0.25% based on step downs based on the average availability, as a percentage of the aggregate commitments under the ABL Facility. The applicable margin on borrowings under the Term Loan may be increased or reduced by 0.25% based on step downs based on senior secured net first lien leverage.

Up to $150 million of the ABL Facility is available for issuances of letters of credit and any such issuance of letters of credit will reduce the amount available under the ABL Facility on a dollar-for-dollar basis. The Company is required to pay a commitment fee to the lenders on the average daily unused portion of the ABL Facility at a rate of 0.25% per annum through maturity.

The Senior Secured Credit Facilities are guaranteed by Intermediate Holdings and each of the Company’s current and future direct and direct wholly owned subsidiaries other than (i) unrestricted subsidiaries, (ii) certain immaterial subsidiaries, (iii) foreign subsidiaries and any domestic subsidiary of a foreign subsidiary, (iv) certain holding companies of foreign subsidiaries, (v) not-for-profit subsidiaries, captive insurance companies and certain special purpose vehicles, and (vi) any subsidiary that is prohibited by applicable law or contractual obligation from guaranteeing the Senior Secured Credit Facilities or which would require governmental approval to provide a guarantee (unless such approval has been received).

The Term Loan is secured by a first priority security interest (subject to permitted liens and certain other exceptions, including a pari passu lien securing the Company’s 7.125% senior debentures due 2028 (the “2028 Debentures”), to the extent required by the applicable indenture) on substantially all of the Company’s and the Guarantors’ fixed assets. The Term Loan also has a second priority lien on all current assets (second in priority to the liens securing the ABL Facility). The ABL Facility is secured by a first priority security interest (subject to permitted liens and certain other exceptions) on substantially all of the Company’s and the Guarantors’ current assets. The ABL Facility is also expected to have a second priority lien on all fixed assets (second in priority to the liens securing the Term Loan and, to the extent required by the applicable indenture, the 2028 Debentures).

The Company may repay all or any portion of the outstanding Term Loans at any time, and may reduce the unutilized portion of the ABL Facility in whole or in part without premium or penalty, subject to redeployment costs in the case of prepayment of LIBO borrowings other than the last day of the relevant interest period.

Subject to certain exceptions and reinvestment rights, the Term Loan requires that 100% of the net cash proceeds from certain asset sales and debt issuances and 50% (subject to step downs based on a senior secured first lien net leverage ratio) from excess cash flow for each fiscal year of the Company (commencing with the period ending July 26, 2015) must be used to pay down outstanding borrowings under the Term Loan. The ABL Facility requires that the Company repay the outstanding revolving loans (and cash collateralize outstanding letters of credit) to the extent that such loans, unreimbursed letter of credit drawings and outstanding letters of credit exceed the line cap in an amount equal to such excess. In addition, the ABL Facility is expected to require that the Company during any cash dominion period repay the outstanding revolving loans (and cash collateralize outstanding letters of credit) with 100% of the net cash proceeds from non-ordinary course sales of ABL priority collateral to the extent required in order for the Company to remain in compliance with the borrowing base.

The Senior Secured Credit Facilities contain certain negative covenants (subject to exceptions, materiality thresholds and baskets) including, without limitation, negative covenants that limit the Company’s and its restricted subsidiaries’ ability to incur additional debt, guarantee other obligations, grant liens on assets, make loans, acquisitions or other investments, dispose of assets, make optional payments or modify certain debt instruments, pay dividends or other payments on capital stock, engage in mergers or consolidations, enter into arrangements that restrict the Company’s and its restricted subsidiaries’ ability to pay dividends or grant liens, engage in transactions with affiliates, or change fiscal year. The ABL Facility also includes a financial maintenance covenant whereby the Company must maintain a minimum fixed charge coverage ratio of 1.0:1.0, tested only if availability under the ABL Facility is less than the greater of 10% of the lesser of the commitments and the borrowing base under the ABL Facility and $50 million.

The Senior Secured Credit Facilities contain events of default, including, without limitation (subject to customary grace periods and materiality thresholds), events of default upon (i) the failure to make payments under the Senior Secured Credit Facilities, (ii) violation of covenants, (iii) incorrectness of representations and warranties, (iv) cross-default and cross-acceleration to other material indebtedness in excess of $50.0 million, (v) bankruptcy events, (vi) material monetary judgments (to the extent not covered by insurance), (vii) certain matters arising under ERISA that could reasonably be expected to result in a material adverse effect, (viii) the actual or asserted invalidity of any material guarantees or non-perfection of security interests and (ix) the occurrence of a change of control. Upon the occurrence of certain events of default, the obligations under the Senior Secured Credit Facilities may be accelerated and under the ABL Facility, the commitments may be terminated.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the credit agreement governing the Term Loan and the credit agreement governing the ABL Facility, which are attached as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 “Entry Into a Material Definitive Agreement” under the headings “Indentures” and “Senior Secured Credit Facilities” is incorporated into this Item 2.03 by reference.

Item 5.01 Changes in Control of Registrant.

On October 25, 2013, the Sponsors consummated the acquisition of the Company through the Merger of Mariposa with and into the Company. The Company is the surviving corporation in the Merger and, after giving effect to the Redemption, is an indirect wholly-owned subsidiary of Parent. The Company was acquired for a purchase price based on a total enterprise value of $6.0 billion and was funded by the (i) the Term Loan, (ii) $75 million of borrowings under the ABL Facility, (iii) the issuance of the Notes and (iv) equity financing from the Sponsors and certain co-investors.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Karen Katz

In connection with the closing of the Merger, the Company entered into an employment agreement with Karen Katz, the President and Chief Executive Officer of the Company and Parent, which became effective on October 25, 2013. The employment agreement will run for four years from October 25, 2013 and thereafter will be subject to automatic one-year renewals of the term if neither party submits a notice of termination at least three months prior to the end of the then-current term. Ms. Katz’s annual base salary will not be less than $1,070,000 unless the reduction is pursuant to a reduction of the annual salaries of all senior executives by substantially equal amounts or percentages. She will participate in the Company’s annual incentive bonus program with a target bonus of 125% of her base salary and a maximum of 250% of her base salary. The actual incentive bonus will be determined according to the terms of the annual incentive bonus program and will be payable based on the achievement of performance objectives, as determined at the discretion of the board of directors of the Company.

The agreement also provides for initial grants under Parent’s Management Equity Incentive Plan of non-qualified stock options to purchase (i) 25,099 shares of each of Parent’s Class A common stock and Class B common stock (which number of options reflects certain adjustments to the number of options set forth in the employment agreement, as contemplated therein) that vests in equal annual installments over five years and (ii) 25,099 shares of each of Parent’s Class A common stock and Class B common stock (which number of options reflects certain adjustments to the number of options set forth in the employment agreement, as contemplated therein) that vests upon achievement of certain performance targets, each with an exercise price based on the price paid by the Sponsors in connection with the Merger. The stock options will expire no later than the tenth anniversary of the grant date.

Additionally, Ms. Katz is entitled to receive reimbursement of up to $5,000 for financial and tax planning advice as well as a lump sum cash payment during each year of the employment term in the amount of $15,000 in lieu of any reimbursement of hotel or other lodging expenses incurred in connection with business trips to New York, plus an amount necessary to gross-up such payment for income tax purposes and also provides for reimbursement of liability for any New York state and city taxes, on an after-tax basis.

If the Company terminates Ms. Katz’s employment without “cause” or if she resigns for “good reason” or due to “retirement” (as each is defined in the employment agreement) or following the non-renewal of her employment by the Company, and, in any such case, on the date of such termination she has not yet reached age 65, her benefit under The Neiman Marcus Group, Inc. Supplemental Executive Retirement Plan (the “SERP”) will not be reduced according to the terms of the SERP solely by reason of her failure to reach age 65 as of the termination date. During the employment term, she will accrue benefits under The Neiman Marcus Group, Inc. Defined Contribution Supplemental Executive Retirement Plan (the “DC SERP”), provided that the amounts credited to her account as of the last day of her employment term will not be less than the present value of the additional benefits she would have accrued under the SERP had it remained in effect.

If the Company terminates Ms. Katz’s employment without “cause” or if she resigns for “good reason” or following the non-renewal of her employment by the Company, she will be entitled to receive, subject to her execution and nonrevocation of a waiver and release agreement, (i) an amount of annual incentive pay equal to a prorated portion of her target bonus amount for the year in which the employment termination date occurs, and (ii) a lump sum equal to (A) 18 times (or 12 times in the case of non-renewal by the Company) the monthly COBRA premium applicable to Ms. Katz plus (B) six times the monthly premium if Ms. Katz elected coverage as a retiree under the Company’s group medical plan for retired employees in effect under the Company’s group medical plan, other than in the case of non-renewal by the Company, and (C) two times (or one times in the case of non-renewal by the Company) the sum of her base salary and target bonus, at the level in effect as of the employment termination date (collectively, the “Severance Payment”).  Ms. Katz is also entitled to continuation of certain benefits for a two-year period following a termination of her employment for any reason as set forth more fully in her employment agreement.

If Ms. Katz retires from the Company, she will be entitled to receive, subject to her execution of a waiver and release agreement, a lump sum equal to one times the sum of her base salary and target bonus, at the level in effect as of the employment termination date (the “Retirement Payment”).

Ms. Katz will be required to repay the Severance Payment or Retirement Payment, as applicable, if she violates certain restrictive covenants in her agreement or if she is found to have engaged in certain acts of wrongdoing, all as further described in the agreement.

Ms. Katz’s agreement contains obligations on her part regarding non-competition and non-solicitation of employees following the termination of her employment for any reason, confidential information and non-disparagement of the Company and the Company’s business. The non-competition provision generally prohibits Ms. Katz during employment and for a period of two years after termination from becoming a director, officer, employee or consultant for any competing business that owns or operates a luxury specialty retail store. The agreement also requires that she disclose and assign to the Company any trademarks or inventions developed by her that relate to her employment by the Company or to the Company’s business.

If Ms. Katz’s employment terminates before the end of the term due to her death or “disability” (as defined in the employment agreement) the Company will pay her or her estate, as applicable, accrued obligations and an amount of annual incentive pay equal to a prorated portion of her target bonus amount for the year in which the employment termination date occurs.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of Ms. Katz’s employment agreement, which is attached as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated by reference herein.

Employment Agreements with Mr. Skinner and Mr. Gold

In connection with the closing of the Merger, the Company entered into new employment agreements with James E. Skinner, Executive Vice President, Chief Operating Officer and Chief Financial Officer, and James J. Gold, President, Specialty Retail, each of which became effective on October 25, 2013. Each of the employment agreements is for a four-year term with automatic extensions of one year unless either party provides three months’ written notice of non-renewal. Mr. Skinner’s annual base salary will not be less than $720,000 and Mr. Gold’s annual base salary will not be less than $770,000, in each case, unless the reduction is pursuant to a reduction of the annual salaries of all senior executives by substantially equal amounts or percentages. Each executive will participate in the Company’s annual incentive bonus program with a target bonus of 75% of his base salary and a maximum of 150% of his base salary. The actual incentive bonus will be determined according to the terms of the annual incentive bonus program and will be payable based on the achievement of performance objectives, as determined at the discretion of the board of directors of the Company.  Additionally, each executive is entitled to receive reimbursement of up to $5,000 for financial and tax planning advice.

If the Company terminates either executive’s employment without “cause” or if either executive resigns for “good reason” or following the non-renewal of his employment by the Company relating to the employment term, such terminated executive will be entitled to receive, subject to his execution and nonrevocation of a waiver and release agreement, (i) an amount of annual incentive pay equal to a prorated portion of his target bonus amount for the year in which the employment termination date occurs, and (ii) a lump sum equal to (A) 18 times (or 12 times in the case of non-renewal by the Company) the monthly COBRA premium applicable to the executive, and (B) 1.5 times (or one times in the case of non-renewal by the Company) the sum of his base salary and target bonus, at the level in effect as of the employment termination date.

The agreements also contain obligations regarding non-competition and non-solicitation of employees for 18 months following the termination of the executive’s employment for any reason, confidential information and non-disparagement of the Company and the Company’s business. The agreements also require that each executive disclose and assign to the Company any trademarks or inventions developed by the executive that relate to his employment by the Company or to the Company’s business.

If either executive’s employment terminates before the end of the term due to his death or “disability” the Company will pay him or his estate, as applicable, accrued obligations and an amount of annual incentive pay equal to a prorated portion of his target bonus amount for the year in which the employment termination date occurs.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of Messrs. Skinner’s and Gold’s employment agreements, which are attached as Exhibits 10.4 and 10.5, respectively, to this Current Report on Form 8-K and is incorporated by reference herein.

Management Equity Incentive Plan

In connection with the Merger, Parent established the Management Equity Incentive Plan (the “Management Incentive Plan”) pursuant to which eligible employees, consultants and non-employee directors are eligible to receive stock-based awards. Under the Management Incentive Plan, Parent is authorized to grant stock options, restricted stock and other types of awards that are valued in whole or in part by reference to, or are payable or otherwise based on, the shares of common stock of Parent.

With respect to stock options, no stock option award may be exercisable after ten years from the date of grant and the exercise price will be determined on the date of grant and will not be less than the fair market value of the common stock on the date of grant, unless such stock option is being converted by reason of a corporate transaction, in which case the exercise price will be determined in accordance with applicable tax law. Parent may issue restricted stock, which will be subject to a vesting schedule as set forth in the individual grant documents. The Management Incentive Plan also allows for other stock-based awards, including the granting of shares of common stock as a bonus that are not subject to any restrictions or conditions.

Upon a change in control, Parent may, but will not be required to (i) accelerate, vest or cause the restrictions to lapse with respect to the award, (ii) cancel awards made pursuant to the Management Incentive Plan for fair value over the aggregate exercise price (if applicable), (iii) provide for the issuance of substitute awards or (iv) if the change in control is in connection with the acquisition of all or substantially all of Parent’s outstanding common stock, allow each stock option holder to exercise their outstanding stock options prior to the acquisition date.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Management Incentive Plan, which is attached as Exhibit 10.6 to this Current Report on Form 8-K and is incorporated by reference herein.

Co-Invest Option Agreement

In connection with the Merger, certain executive officers rolled over (pursuant to Parent’s Co-Invest Options Non-Qualified Stock Option Agreement under the Management Incentive Plan) a portion of their stock options in the Company (the “NM LTD Options”) issued under the Company’s predecessor plan. All outstanding and unvested NM LTD Options were accelerated and became fully vested upon the consummation of the Merger. The rolled over stock options that were converted into stock options of Parent (the “Co-Invest Options”) will be exercisable at any time prior to the applicable expiration dates related to the original grant of the options in accordance with the Management Incentive Plan. The exercise prices for the Co-Invest Options are based on the exercise prices of the NM LTD Options and converted in connection with the Merger. The Co-Invest Options contain sale and repurchase provisions.

The table below sets forth the Co-Invest Options for our named executive officers.

Co-Invest Options
Karen W. Katz	19,466
James E. Skinner	8,572
James J. Gold	9,025
John E. Koryl	5,164
Joshua G. Schulman	3,407

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Co-Invest Option Agreement, which is attached as Exhibit 10.7 to this Current Report on Form 8-K and is incorporated by reference herein.

Non-Qualified Stock Option Agreements

Parent intends to grant non-qualified stock options to the senior management team in order to enable them to share in its growth along with the Sponsors.  Each grant of non-qualified stock options will consist of options to purchase an equal number of shares of Parent’s Class A common stock and Class B common stock and will be granted under the Management Incentive Plan.  It is expected that each participant selected by Parent will receive a grant of time-vested non-qualified stock options that vest in equal annual installments over five years and a grant of performance-vested non-qualified stock options that vest upon achievement of certain performance targets.  The initial stock option grants will be awarded at an exercise price based on the price paid by the Sponsors in connection with the Merger. The stock options will expire no later than the tenth anniversary of the grant date.

Future grants of non-qualified stock options and other equity awards generally will become effective on the date of grant, which typically coincides with the date of approval by the board of directors of Parent or the date of a new hire or a promotion. There is no set practice as to when Parent will make equity grants, and Parent will evaluate from time to time whether grants should be made.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Time-Vested Non-Qualified Stock Option Agreement and the form of Performance-Vested Non-Qualified Stock Option Agreement, which are attached as Exhibits 10.8 and 10.9, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Departure of Directors and Election of Directors

On October 25, 2013, pursuant to the Merger Agreement, each of David A. Barr, Jonathan J. Coslet, James G. Coulter, John G. Danhakl, Sidney Lapidus, Kewsong Lee, Susan C. Schnabel, Carrie Wheeler, Burton M. Tansky and Karen Katz were removed from the board of directors of the Company and were replaced by Adam Stein, a partner of Ares and Shane Feeney, Vice-President, Head of Direct Private Equity of CPPIB. Upon the Conversion (described further in Item 8.01 below), the Company became a member managed limited liability company and no longer has a board of directors.

Item 8.01 Other Events.

On October 28, 2013, the Company converted (the “Conversion”) from a Delaware corporation to a Delaware limited liability company.  In connection with the Conversion, (i) the share of Class A Common Stock, par value $0.001 per share, of the Company (“Class A Common Stock”) outstanding immediately prior to the effective time of the Conversion was converted into and automatically became one Class A unit with the same economic interest as the Class A Common Stock before the Conversion and with the voting rights set forth in the Limited Liability Company Agreement of the Company, dated as of October 28, 2013 (the “LLC Agreement”) and (ii) the share of Class B Common Stock, par value $0.001 per share, of the Company (“Class B Common Stock”) outstanding immediately prior to the effective time of the Conversion was converted into and automatically became one Class B unit (the “Class B Unit”) with the same economic interest as the Class B Common Stock before the Conversion and with the voting rights set forth in the LLC Agreement.  Immediately following the Conversion, the Class B Unit was redeemed by the Company (the “Redemption”) and the LLC Agreement was amended and restated (the “Amended and Restated LLC Agreement”) to provide for a single class of membership units.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated LLC Agreement, which is attached as Exhibit 10.10 to this Current Report on Form 8-K and is incorporated by reference herein.

Additionally, on October 28, 2013, The Neiman Marcus Group, Inc., the issuer of the 7.125% Senior Debentures due 2028, converted from a Delaware corporation to a Delaware limited liability company.  Upon conversion, The Neiman Marcus Group, Inc. was renamed “The Neiman Marcus Group LLC.”

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

4.1	Cash Pay Notes Indenture, dated as of October 21, 2013, by and among Mariposa, the Corporate Co-Issuer and the Cash Pay Notes Trustee (including form of Cash Pay Note)
4.2	PIK Toggle Notes Indenture, dated as of October 21, 2013, by and among Mariposa, the Corporate Co-Issuer and the PIK Toggle Notes Trustee (including form of PIK Toggle Note)
4.3	Cash Pay Notes First Supplemental Indenture dated as of October 25, 2013, by and among the Company, the Corporate Co-Issuers, the guarantors party thereto and the Cash Pay Notes Trustee
4.4	PIK Toggle Notes First Supplemental Indenture dated as of October 25, 2013, by and among the Company, the Corporate Co-Issuers, the guarantors party thereto and the PIK Toggle Notes Trustee
10.1

Term Loan Credit Agreement dated as of October 25, 2013, by and among Intermediate Holdings, Mariposa, lenders party thereto from time to time and Credit Suisse AG, Cayman Islands Branch, as administrative agent and collateral agent

10.2

Credit Agreement dated as of October 25, 2013, by and among Intermediate Holdings and Mariposa, the co-borrowers party thereto from time to time, the lenders party thereto from time to time and Deutsche Bank AG New York Branch, as administrative agent and collateral agent

10.3	Employment Agreement of Karen Katz dated as of October 25, 2013
10.4	Employment Agreement of James E. Skinner dated as of October 25, 2013
10.5	Employment Agreement of James J. Gold dated as of October 25, 2013
10.6	Management Equity Incentive Plan dated as of October 25, 2013
10.7	Form of Co-Invest Option Agreement
10.8	Form of Time-Vested Non-Qualified Stock Option Agreement
10.9	Form of Performance-Vested Non-Qualified Stock Option Agreement
10.10	Amended and Restated Limited Liability Company Agreement of Neiman Marcus Group LTD LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

NEIMAN MARCUS GROUP LTD INC.

Date: October 29, 2013	By:	/s/ Tracy M. Preston
	Name:	Tracy M. Preston
	Title:	Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
4.1	Cash Pay Notes Indenture, dated as of October 21, 2013, by and among Mariposa, the Corporate Co-Issuer and the Cash Pay Notes Trustee (including form of Cash Pay Note)
4.2	PIK Toggle Notes Indenture, dated as of October 21, 2013, by and among Mariposa, the Corporate Co-Issuer and the PIK Toggle Notes Trustee (including form of PIK Toggle Note)
4.3	Cash Pay Notes First Supplemental Indenture dated as of October 25, 2013, by and among the Company, the Corporate Co-Issuers, the guarantors party thereto and the Cash Pay Notes Trustee
4.4	PIK Toggle Notes First Supplemental Indenture dated as of October 25, 2013, by and among the Company, the Corporate Co-Issuers, the guarantors party thereto and the PIK Toggle Notes Trustee
10.1

Term Loan Credit Agreement dated as of October 25, 2013, by and among Intermediate Holdings, Mariposa, lenders party thereto from time to time and Credit Suisse AG, Cayman Islands Branch, as administrative agent and collateral agent

10.2

Credit Agreement dated as of October 25, 2013, by and among Intermediate Holdings and Mariposa, the co-borrowers party thereto from time to time, the lenders party thereto from time to time and Deutsche Bank AG New York Branch, as administrative agent and collateral agent

10.3	Employment Agreement of Karen Katz dated as of October 25, 2013
10.4	Employment Agreement of James E. Skinner dated as of October 25, 2013
10.5	Employment Agreement of James J. Gold dated as of October 25, 2013
10.6	Management Equity Incentive Plan dated as of October 25, 2013
10.7	Form of Co-Invest Option Agreement
10.8	Form of Time-Vested Non-Qualified Stock Option Agreement
10.9	Form of Performance-Vested Non-Qualified Stock Option Agreement
10.10	Amended and Restated Limited Liability Company Agreement of Neiman Marcus Group LTD LLC